UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 23, 2024, the Board of Directors (the “Board”) of Horizon Technology Finance Corporation (the “Company”) approved and adopted the Second Amended and Restated Bylaws of the Company, effective as of February 23, 2024 (the “New Bylaws”), which New Bylaws amend and restate the previously approved and adopted Amended and Restated Bylaws of the Company (“Previous Bylaws”). The New Bylaws delete, in its entirety, Section 2.7 of Article II of the Previous Bylaws in order to make clear that the New Bylaws do not prohibit stockholders from taking written action in lieu of a stockholder meeting.

The foregoing description is qualified in its entirety by the full text of the New Bylaws, which is attached as Exhibit 3.1 to this Current Report, and is incorporated by reference herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws, dated February 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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